Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                               Percentage
                                                               of Voting
                                                               Securities
                                                   State of    Owned By
                                                Incorporation  Registrant
                                                -------------  ----------

Compupower Corporation                              Delaware        100%

Value Line Securities, Inc.                         New York        100%

The Vanderbilt Advertising Agency, Inc.             New York        100%

Value Line Publishing, Inc.                         New York        100%

Value Line Distribution Center, Inc.                New Jersey      100%

VALUE LINE, INC.

SCHEDULE XIII - OTHER INVESTMENTS: 4/30/99

                                                              Historical
Mutual Fund Investments                                          Cost          Market Value
                                                                 ----          ------------


The Value Line Fund, Inc.                                    $  3,403,913      $  7,009,752
The Value Line Special Situations Fund, Inc.                    8,384,787        10,844,763
The Value Line Income Fund, Inc.                                2,381,816         3,430,800
Value Line Leveraged Growth Investors, Inc.                    18,026,204        39,206,707
Value Line U.S. Government Securities Fund, Inc.                6,844,624         6,872,862
Value Line Tax Exempt Fund, Inc.,  High Yield Portfolio         1,224,454         1,304,637
Value Line Convertible Fund, Inc.                                 974,675           974,316
Value Line Aggressive Income Trust                                827,343           859,672
Value Line  New York Tax Exempt Trust                           1,122,688         1,216,276
Value Line  Small Cap Growth Fund                              12,118,855        14,419,780
Value Line Asset Allocation Fund, Inc.                         40,143,839        60,330,236
Value Line US Multinational Company Fund                       11,952,837        22,121,268
                                                             ------------------------------
TOTAL                                                        $107,406,035      $168,591,069
                                                             ------------------------------
                                                             ------------------------------